As filed with the Securities and Exchange Commission on January 23, 2025

Registration No. 333-250156

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UCLOUDLINK GROUP INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Unit 2214-Rm1, 22/F, Mira Place Tower A

132 Nathan Road, Tsim Sha Tsui

Kowloon, Hong Kong

+852 2180-6111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2018 Stock Option Scheme

2019 Share Incentive Plan
(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor, New York, NY 10168

Tel: +1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Emerging growth company ☒		Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Yimeng Shi Chief Financial Officer UCLOUDLINK GROUP INC. Unit 2214-Rm1, 22/F, Mira Place Tower A 132 Nathan Road, Tsim Sha Tsui Kowloon, Hong Kong Tel: +852 2180-6111	Shu Du, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong +852-3740-4700

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed solely for the purpose of filing Exhibit 10.3 and Exhibit 10.4 to this registration statement on Form S-8 (Registration No. 333-250156), which was initially filed on November 18, 2020 (the “Registration Statement”), and amending the exhibit index of the Registration Statement, to reflect an amendment of the Amended and Restated 2018 Stock Option Scheme (the “2018 Plan”) and an amendment of the Amended and Restated 2019 Share Incentive Plan (the “2019 Plan”). Amendment No. 1 to the 2018 Plan is filed herewith as Exhibit 10.3 and Amendment No. 1 to the 2019 Plan is filed herewith as Exhibit 10.4. No additional securities are being registered. No changes have been made to the Registration Statement other than this explanatory note and the exhibit index of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists only of the cover page, this explanatory note, the amended exhibit index of the Registration Statement and the exhibits filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-237990))
4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-237990))
4.3†	Deposit Agreement dated June 10, 2020, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder
5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered
10.1	Amended and Restated 2018 Stock Option Scheme (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-237990))
10.2	Amended and Restated 2019 Share Incentive Plan (incorporated herein by reference to Exhibit 4.2 to the annual report on Form 20-F filed by the Registrant with the Securities and Exchange Commission on April 27, 2022)
10.3*	Amendment No. 1 to the Amended and Restated 2018 Stock Option Scheme
10.4*	Amendment No. 1 to the Amended and Restated 2019 Share Incentive Plan
23.1†	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm
23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1†	Power of Attorney (included on signature page)
24.2*	Power of Attorney (included on signature page)

*	Filed herewith.
†	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on January 23, 2025.

UCLOUDLINK GROUP INC.

By:	/s/ Chaohui Chen
Name:	Chaohui Chen
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

Ying Kong constitutes and appoints each of Chaohui Chen and Yimeng Shi with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on January 23, 2025.

Signature	Title

/s/ Chaohui Chen	Director and Chief Executive Officer
Chaohui Chen	(Principal Executive Officer)

*	Chairman of the Board of Directors
Zhiping Peng

*	Director
Hope Ni

/s/ Ying Kong	Director
Ying Kong

/s/ Yimeng Shi	Chief Financial Officer
Yimeng Shi	(Principal Financial and Accounting Officer)

*By	/s/ Chaohui Chen
	Name:	Chaohui Chen
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of UCLOUDLINK GROUP INC., has signed this Post-Effective Amendment No. 1 to the Registration Statement in New York, NY, United States of America on January 23, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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